RESTATED ARTICLES OF INCORPORATION
                                       OF
                           REGENCY REALTY CORPORATION

            This corporation was incorporated on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation. Pursuant to Sections 607.1002 and 607.1007, Florida Business Corporation Act, amended and restated Articles of Incorporation were approved at a meeting of the directors of this corporation on October 28, 1996. The Restated Articles of Incorporation adopted by the directors incorporate previously filed amendments and omit items of historical interest only. Accordingly, shareholder approval was not required.


                                   ARTICLE 1

                                NAME AND ADDRESS

        Section 1.1 Name. The name of the corporation is Regency Realty Corporation (the "Corporation").

        Section 1.2 Address of Principal Office. The address of the principal office of the Corporation is 121 West Forsyth Street, Jacksonville, Florida 32202.

                                   ARTICLE 2

                                    DURATION

        Section 2.1  Duration.  The Corporation shall exist perpetually.

                                   ARTICLE 3

                                    PURPOSES

        Section 3.1 Purposes. This corporation is organized for the purpose of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE 4

                                  CAPITAL STOCK

        Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is forty-five million (45,000,000) shares (the "Capital Stock") divided into classes as follows:

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                (a)  Ten million (10,000,000) shares of preferred stock
        having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 4.2; and

                (b) Twenty-five million (25,000,000) shares of voting common stock having a par value of $0.01 per share (the "Common Stock"); and

                (c) Ten million (10,000,000) shares of common stock having a par value of $0.01 per share (the "Special Common Stock") and which may be issued in one or more classes or series as further described in
        Section 4.4.

All such shares shall be issued fully paid and nonassessable.

        Section 4.2 Preferred Stock. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.

        Section 4.3 Voting Common Stock. Holders of Voting Common Stock are entitled to one vote per share on all matters required by Florida law to be pproved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.

        Section 4.4 Special Common Stock. The Board of Directors is authorized to provide for the issuance of the Special Common Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the limitations and relative rights of each class and each series. Each class or series of Special Common Stock (1) shall bear dividends, pari passu with dividends on the Common Stock, in such amount as the Board of Directors shall determine, (2) shall vote together with the Common Stock, and not separately as a class except where otherwise required by law, on all matters on which the Common Stock is entitled to vote, unless the Board of Directors determines that any such class or series shall have limited voting rights or shall not be entitled to vote except as otherwise required by law, (3) may be convertible or redeemable on such terms as the Board of Directors

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may determine, and (4) may have such other relative rights and limitations as the Board of Directors is allowed by law to determine.

                                   ARTICLE 5

                                 REIT PROVISIONS

        Section 5.1 Definitions. For the purposes of this Article 5, the following terms shall have the following meanings:

                (a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below. The term "Acquisition" shall have the correlative meaning.

                (b) "Actual Owner" shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

                (c) "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under Section 544 of the Code, as modified by
        Section 856(h)(1)(B) of the Code (except where expressly provided otherwise); and (ii) any future amendment to the Code which has the effect of modifying the ownership rules under Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, determine that any reference to a Code section herein shall mean the successor Code section pursuant to such amendment.

                (e) "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of
        Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner', "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                (f) "Existing Holder" shall mean any of The Regency Group, Inc., MEP, Ltd., and The Regency Group II, Ltd. (and any Person who is a Beneficial Owner of Capital Stock as a result of attribution of the Beneficial Ownership from any of the

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        Persons previously identified) who at the opening of business on the date after the Initial Public Offering was the Beneficial Owner of Capital Stock in excess of the Ownership Limit; and any Person who Acquires Beneficial Ownership from another Existing Holder, except by Acquisition on the open market, so long as, but only so long as, such Person Beneficially Owns Capital Stock in excess of the Ownership Limit.

                (g) "Existing Holder Limit" for an Existing Holder shall mean, initially, the percentage by value of the outstanding Capital Stock Beneficially Owned by such Existing Holder at the opening of business on the date after the Initial Public Offering, and after any adjustment pursuant to Section 5.8 hereof, shall mean such percentage of the outstanding Capital Stock as so adjusted;
        provided, however, that the Existing Holder Limit shall not be a percentage which is less than the Ownership Limit or in excess of 9.8%. Beginning with the date after the Initial Public Offering, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

                (h) "Initial Public Offering" means the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                (i) "Non-U.S. Person" shall mean any Person who is not (i) a citizen or resident of the United States, (ii) a partnership created or organized in the United States or under the laws of the United
        States or any state therein (including the District of Columbia),
        (iii) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), or (iv) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

                (j) "Ownership Limit" shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in Section 5.9, shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so adjusted.

                (k) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in
        Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock, provided that ownership of Capital Stock by such underwriter would not result in the Corporation

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        being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to quality as a REIT.

                (l)  "REIT" shall mean a real estate investment trust under
        Section 856 of the Code.

                (m) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales price, regular way, on the New York Stock Exchange of the relevant class of Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices, regular way, of such class of Capital Stock (or, if sales prices, regular way, are not reported, the average of the closing bid and asked prices) on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.

                (n) "Related Tenant Owner" shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares of all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.

                (o) "Related Tenant Limit" shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.

                (p) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.13 that it is no longer in the best interest of the Corporation to attempt to, or continue to, qualify as a REIT.

                (q) "Special Shareholder" shall mean any of (i) Security Capital U.S. Realty, Security Capital Holdings S.A. and any Affiliate (as such term is defined in the Stockholders Agreement) of Security Capital U.S. Realty or Security Capital Holdings S.A., (ii) any Investor (as such term is defined in Section 5.2 of the Stockholders Agreement),
        (iii) any bona fide financial institution to whom Capital Stock is Transferred in connection with any bona fide indebtedness of any Investor or any Person previously identified, (iv) any Person who is considered a Beneficial Owner of Capital Stock as a result of the attribution of Beneficial Ownership from any of the Persons previously identified and (v) any one or more Persons who Acquire Beneficial Ownership from a Special Shareholder, except by Acquisition on the open market.

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

                (r) "Special Shareholder Limit" for a Special Shareholder shall initially mean 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation; provided, however, that if at any time after the effective date of this Amendment a Special Stockholder's ownership of Common Stock, on a fully diluted basis, of the Corporation shall have been below 45% for a continuous period of 180 days, then the definition of "Special Shareholder Limit" shall mean 49% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation. After any adjustment pursuant to Section 5.8, the definition of "Special Shareholder Limit" shall mean the percentage of the outstanding Common Stock as so adjusted, and the definition of "Special Shareholder Limit" shall also be appropriately and equitably adjusted in the event of a repurchase of shares of Common Stock of the Corporation or other reduction in the number of outstanding shares of Common Stock of the Corporation. Notwithstanding the foregoing, if any Person and its Affiliates (taken as a whole), other than the Special Shareholder, shall directly or indirectly own in the aggregate more than 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation, the definition of "Special Shareholder Limit" shall be revised in accordance with Section 5.8 of the Stockholders Agreement. Notwithstanding the foregoing provisions of this definition, if, as the result of any Special Shareholder's ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of shares of Capital Stock, any Person who is an individual within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 9.8% of the outstanding shares of Capital Stock, then unless such individual reduces his or her interest in the Special Shareholder so that such Person no longer Beneficially Owns more than 9.8% of the outstanding shares of Capital Stock, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding Shares of Capital Stock. Notwithstanding anything contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Ownership Limit. At the request of the Special Shareholders, the Secretary of the Corporation shall maintain and, upon request, make available to each Special Shareholder a schedule which sets forth the then current Special Shareholder Limits for each Special Shareholder.

                (s) "Stock Purchase Agreement" shall mean that Stock Purchase Agreement dated as of June 11, 1996, by and among the Corporation, Security Capital Holdings S.A., and Security Capital U.S. Realty, as the same may be amended from time to time.

                (t) "Stockholders Agreement" shall mean that Stockholders Agreement dated as of July 10, 1996, by and among the Corporation, Security Capital Holdings S.A., and Security Capital U.S. Realty, as the same may be amended from time to time.

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

                (u) "Tenant" shall mean any tenant of (i) the Corporation, (ii) a subsidiary of the Corporation which is deemed to be a "qualified
        REIT subsidiary" under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsidiaries is a partner.

                (v) "Transfer" shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or otherwise; provided, however, that any bona fide pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.

        Section 5.2  Restrictions on Transfer. Except as provided in Sections
5.11 and 5.16, during the period commencing at the Initial Public Offering:

                (a) No Person (other than an Existing Holder or a Special Shareholder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder and no Special Shareholder shall Beneficially Own Capital Stock in excess of the Special Shareholder Limit.

                (b) No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty (30) days following the date such Person becomes a Related Tenant Owner.

                (c) Any Transfer that, if effective, would result in any Person (other than an Existing Holder or a Special Shareholder) Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

                (d) Any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall Acquire no rights in such Capital Stock.

                (e) Any Transfer that, if effective, would result in any Special Shareholder Beneficially Owning Capital Stock in excess of the applicable Special Shareholder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be

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        otherwise Beneficially Owned by such Special Shareholder in excess of the applicable Special Shareholder Limit, and such Special Shareholder shall Acquire no rights in such Capital Stock.

                (f) Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

                (g) Any Transfer that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (within the meaning of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise beneficially owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.

                (h) Any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall Acquire no rights in such Capital Stock.

                (i) Any other Transfer that, if effective, would result in the disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Ownership of Capital Stock shall be void ab initio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.

        Section 5.3  Remedies for Breach.

                (a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 5.2 or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section 5.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, however, in all cases to the provisions of Section 5.16.

                (b) Without limitation to Section 5.2 and Section 5.3(a), any purported transferee of shares Acquired in violation of Section 5.2 and any Person retaining shares in violation of Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares acquired or retained in violation of Section 5.2 and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corporation. Such shares shall be deemed a separate class of stock until such time as

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        the shares are sold or redeemed as provided in Section  5.3(c).  The holder shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Section 5.2. The holder's sole right with respect to such shares shall be to receive, at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section 5.3(c) or
        (ii) the Redemption Price pursuant to Section 5.3(c). Any distribution by the Corporation in respect of such shares Acquired or retained in violation of Section 5.2 shall be repaid to the Corporation upon demand.

                (c) The Board of Directors shall, within six months after receiving notice of a Transfer or Acquisition that violates Section 5.2 or a retention of shares in violation of Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemption) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section 5.3(b) for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expenses incurred by the Corporation in connection with such sale, plus (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.

        Section 5.4 Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section 5.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted or intended Transfer, or retention, on the Corporation's status as a REIT.

        Section 5.5 Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                (a) Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another Person, which Person is required to include in its gross income the dividends received on such Capital Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares

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        of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

                (b) Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.

                (c) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                (d) Nothing in this Section 5.5 or any request pursuant hereto shall be deemed to waive any limitation in Section 5.2.

        Section 5.6 Remedies Not Limited. Except as provided in Section 5.15, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

        Section 5.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this ARTICLE 5, including without limitation any definition contained in Section 5.1 and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this ARTICLE 5 with respect to any situation based on the facts known to it.

        Section 5.8 Modification of Existing Holder Limits and Special Shareholder Limits. Subject to the provisions of Section 5.10, the Existing Holder Limits may or shall, as provided below, be modified as follows:

                (a) Any Existing Holder or Special Shareholder may Transfer Capital Stock to another Person, and, so long as such Transfer is not on the open market, any such Transfer will decrease the Existing Holder Limit or Special Shareholder Limit, as applicable, for such transferor (but not below the Ownership Limit) and increase the Existing Holder Limit or Special Shareholder Limit, as applicable, for such transferee by the percentage of the outstanding Capital
        Stock so transferred. The transferor Existing Holder or Special Shareholder, as applicable, shall give the Board of Directors of the Corporation prompt written notice of any such transfer. Any Transfer by an Existing Holder or Special Shareholder on the open market shall neither reduce its Existing Holder Limit or Special
        Shareholder Limit, as applicable, nor increase the Ownership Limit, Existing Holder Limit or Special Shareholder Limit of the transferee.

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                (b)  Any grant of Capital Stock or a stock option pursuant to any benefit plan for directors or employees shall increase the Existing Holder Limit or Special Shareholder Limit for the affected Existing Holder or Special Shareholder, as the case may be, to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of the Capital Stock granted or issuable under such employee benefit plan.

                (c) The Board of Directors may reduce the Existing Holder Limit of any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Article 5 by such Existing Holder on the open market.

                (d) Any Capital Stock issued to an Existing Holder or Special Shareholder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit or Special Shareholder Limit, as the case may be, for the Existing Holder or Special Shareholder to the maximum extent possible under Section
        5.10 to permit the Beneficial Ownership of such Capital Stock.

                (e) Any Capital Stock issued to an Existing Holder or Special Shareholder in exchange for the contribution or sale to the Corporation of real property, including Capital Stock issued pursuant to an "earn-out" provision in connection with any such sale, shall increase the Existing Holder Limit or Special
        Shareholder Limit, as the case may be, for the Existing Holder or Special Shareholder to the maximum extent possible under Section
        5.10 to permit the Beneficial Ownership of such Capital Stock.

                (f) The Special Shareholder Limit shall be increased, from time to time, whenever there is an increase in Special Shareholders' percentage ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of the Capital Stock (or any other capital stock) of the Corporation due to any event other than the purchase of Capital Stock (or any other capital stock) of the Corporation by a Special Shareholder, by an amount equal to such percentage increase multiplied by the Special Shareholder Limit.

                (g) The Board of Directors may reduce the Special Shareholder Limit for any Special Shareholder and the Existing Holder Limit for any Existing Holder, as applicable, after the lapse (without exercise) of an option described in Clause (b) of this Section 5.8 by the percentage of Capital Stock that the option, if exercised, would have represented, but in either case no Existing Holder Limit or Special Shareholder Limit shall be reduced to a percentage which is less than the Ownership Limit.

        Section 5.9 Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

        Section 5.10 Limitations on Modifications. Notwithstanding any other provision of this Article 5:

                (a) Neither the Ownership Limit, the Special Shareholder Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code (taking into account all of the then Existing Holders and Special Shareholders) could Beneficially
        Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.

                (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 5.8 or 5.9, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or insure the Corporation's status as a REIT.

                (c) No Existing Holder Limit or Special Shareholder Limit may be a percentage which is less than the Ownership Limit.

                (d) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.

        Section 5.11 Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the Internal Revenue Service, an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit, the Special Shareholder Limit, the Existing Holder Limit or the Related Tenant Limit, as the case may be, if the ruling or opinion concludes or the other evidence shows (A) that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Capital Stock that will violate the Ownership Limit, the Special Shareholder Limit or the applicable Existing Holder Limit, as the case may be, or (B) in the case of an exception of a Person from the Related Tenant Limit that the exemption from the Related Tenant Limit would not cause the Corporation to fail to qualify as a REIT. The Board of Directors may condition its granting of a waiver on the Exempted Holder's agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.

        Section 5.12 Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles. The form and content of such legend shall be determined by the Board of Directors.

        Section 5.13 Termination of REIT Status. The Board of Directors may revoke the Corporation's election of REIT status as provided in Section 856(g)(2) of the Code if, in its discretion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstanding any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 10.

        Section 5.14 Certain Transfers to Non-U.S. Persons Void. Any Transfer of shares of Capital Stock of the Corporation to any Person (other than a Special Shareholder) that results in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (determined, until the 15% Termination Date (as defined in the Stockholders Agreement), if any, by assuming that the Special Shareholders are Non-U.S. Persons, and own a percentage of the outstanding shares of Common Stock of the Corporation equal to 45%, on a fully diluted basis), shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise, (i) be prohibited from being voted at any time such securities result in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (determined, until the 15% Termination Date, if any, assuming that the Special Shareholders are Non-U.S. Persons, and own a percentage of the outstanding shares of Common Stock of the Corporation equal to 45%, on a fully diluted basis), (ii) not be entitled to dividends with respect thereto, (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates
Section 5.2, and (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

        Section 5.15 Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

        Section 5.16  New York Stock Exchange Transactions. Nothing in this
Article 5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange."

                                   ARTICLE 6

                           REGISTERED OFFICE AND AGENT

        Section 6.1 Name and Address. The street address of the registered office of the Corporation is 200 Laura Street, Jacksonville, Florida 32202, and the name of the initial registered agent of this Corporation at that address is F & L Corp.

                                    ARTICLE 7

                                    DIRECTORS

        Section 7.1 Number. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be more than fifteen
(15) or less than three (3).

        Section 7.2 Classification. The Directors shall be classified into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

                                   ARTICLE 8

                                     BYLAWS

        Section 8.1 Bylaws. The Bylaws may be amended or repealed from time to time by either the Board of Directors or the shareholders, but the Board of Directors shall not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board of Directors.

                                    ARTICLE 9

                                 INDEMNIFICATION

        Section 9.1 Indemnification. The Board of Directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

                                   ARTICLE 10

                                    AMENDMENT

        Section 10.1 Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Restated Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

        IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Restated Articles this 1st day of November, 1996.


                                        /s/ Martin E. Stein, Jr.
                                        ----------------------------------------
                                        Martin E. Stein, Jr.
                                        President

                         ACCEPTANCE BY REGISTERED AGENT


         Having been named to accept service of process for the above-stated corporation, at the place designated in the above Articles of Incorporation, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties. I am familiar with and I accept the obligations of a registered agent.

                                        F & L CORP., Registered Agent


                                        /s/ Charles V. Hedrick
                                        ----------------------------------------
                                        Charles V. Hedrick, Authorized Signatory


                                        Date:  November 4, 1996

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           REGENCY REALTY CORPORATION

      This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006 of the Florida Business Corporation Act, amendments to Section 5.1(r) and Section 5.14 of the Articles of Incorporation of Regency Realty Corporation were approved by the Board of Directors at a meeting held on September 23, 1998, and adopted by the shareholders of the corporation on February 26, 1999.


      Section 5.1(r) is hereby amended in its entirety as follows:
      -----------------------------------------------------------

            (r) "Special Shareholder Limit" for a Special Shareholder shall initially mean 60% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation; provided, however, that if at any time after the effective date of this Amendment a Special Stockholder's ownership of Common Stock, on a fully diluted basis, of the Corporation shall have been below 45% for a continuous period of 180 days, then the definition of "Special Shareholder Limit" shall mean 49% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation. After any adjustment pursuant to Section 5.8, the definition of "Special Shareholder Limit" shall mean the percentage of the outstanding Common Stock as so adjusted, and the definition of "Special Shareholder Limit" shall also be appropriately and equitably adjusted in the event of a repurchase of shares of Common Stock of the Corporation or other reduction in the number of outstanding shares of Common Stock of the Corporation. Notwithstanding the foregoing, if any Person and its Affiliates (taken as a whole), other than the Special Shareholder, shall directly or indirectly own in the aggregate more than 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation, the definition of "Special Shareholder Limit" shall be revised in accordance with Section 5.8 of the Stockholders Agreement. Notwithstanding the foregoing provisions of this definition, if, as the result of any Special Shareholder's ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of shares of Capital Stock, any Person who is an individual within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 9.8% of the outstanding shares of Capital Stock, then unless such individual reduces his or her interest in the Special Shareholder so that such Person no longer Beneficially Owns more than 9.8% of the outstanding shares of Capital Stock, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding Shares of Capital Stock. Notwithstanding anything contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Ownership Limit. At the request of the Special Shareholders, the Secretary of the Corporation shall maintain and, upon request, make available to each Special Shareholder a schedule which sets forth the then current Special Shareholder Limits for each Special Shareholder.

      Section 5.14 is hereby amended in its entirety as follows:
      ---------------------------------------------------------

      Section 5.14  Certain Transfers to Non-U.S. Persons Void.
                    ------------------------------------------

      (a) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) on or after the effective date of this Amendment that results in such shares being owned directly or indirectly by a Non-U.S. Person (other than a Special Shareholder) shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein.

      (b) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly less than 50% of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) to any Person on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein if such Transfer

      (i) occurs prior to the 10% Termination Date and results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than Special Shareholders) comprising 4.9 percent (4.9%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation; or

      (ii) results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) comprising fifty percent (50%) or more of the fair market value of the issued and outstanding shares of Capital Stock the Corporation.

      (c) If any of the foregoing provisions is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares of Capital Stock of the Corporation held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise:

      (i)   be prohibited from being voted;

      (ii)  not be entitled to dividends with respect thereto;

      (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2; and

      (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

      (d) The Special Shareholders may, in their sole discretion, with prior notice to the Board of Directors, waive, alter or revise in writing all or any portion of the Transfer restrictions set forth in this Section 5.14 from and after the date on which such notice is given, on such terms and conditions as they in their sole discretion determine.

      IN WITNESS WHEREOF, the undersigned President of this corporation has executed these Articles of Amendment this 26th day of February, 1999.


                                          /s/ Mary Lou Rogers
                                          -------------------------------
                                          Mary Lou Rogers, President

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

           AMENDING AND RESTATING THE DESIGNATION OF THE PREFERENCES,

                  RIGHTS AND LIMITATIONS OF 1,600,000 SHARES OF

              8.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

              Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that the Articles of Amendment to the Articles of Incorporation of the Corporation Designating the Preferences, Rights and Limitations of 1,600,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock, as filed in the Office of the Florida Secretary of State on June 24, 1998, shall be amended and restated in its entirety as follows:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on May 26, 1998 has classified 1,600,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 1,600,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

         SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.125% Series A Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.125% Series A Cumulative Redeemable Preferred Stock (to the extent not set by the

Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 1,600,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock.

         THIRD: Pursuant to the authority conferred upon the Committee, the Committee has, by unanimous written consent dated September 29, 1999, adopted resolutions amending and restating the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.125% Series A Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment). There are no shares of 8.125% Series A Cumulative Redeemable Preferred Stock outstanding and, accordingly, no shareholder approval was required. The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment and amended hereby shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1. Designation and Number. A series of Preferred Stock, designated the "8.125% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock") is hereby established. The number of shares of Series A Preferred Stock shall be 1,600,000.

        Section 2. Rank. The Series A Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series A Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series A Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series A Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.

        Section 3.   Distributions.

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series A Preferred Stock as to payment of distributions, holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 8.125% of the $50.00 liquidation preference per share of Series A Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series A Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Stock will be made to the holders of record of the Series A Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series A Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series A Preferred Unit (as defined in the Second Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as March 5, 1998 as amended by that certain Amendment No. One to Second Amendment and Restatement of Agreement of Limited Partnership dated as of June 25, 1998 (as amended the "Partnership Agreement")) validly exchanged into such share of Series A Preferred Stock in accordance with the provisions of such Partnership Agreement.

                The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Limitation on Distributions. No distribution on the Series A Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this
Section 3(b) shall be deemed to modify or in any manner limit the provisions of
Section 3(c) and 3(d).

                (c) Distributions Cumulative. Distributions on the Series A Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series A Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (d)  Priority as to Distributions.

                     (i) So long as any Series A Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Series A Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series A Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series A Preferred Stock,
        Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series A Preferred Stock as to distributions, and (iii) purchases by the Corporation of such Series A Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series A Preferred Stock, all distributions authorized and declared on the Series A Preferred
        Stock and all classes or series of outstanding Parity Preferred
        Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series A Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series A Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

                (e) No Further Rights. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.   Liquidation Preference.

                (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series A Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $50 per share of Series A Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series A Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series A Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series A Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series A Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.   Optional Redemption.

                (a) Right of Optional Redemption. The Series A Preferred Stock ay not be redeemed prior to June 25, 2003. On or after such date, the Corporation shall have the right to redeem the Series A Preferred Stock, in whole or in part, atc any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $50 per share of Series A Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)  Limitation on Redemption.

                     (i) The redemption price of the Series A Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                     (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series A Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series A Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred

        Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Preferred
        Stock to be redeemed, (iv) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series A Preferred
        Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series A Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series A Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series A Preferred Stock upon surrender of the certificate evidencing the Series A Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series A Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series A Preferred Stock, evidencing the unredeemed Series A Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series A Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series A Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series A Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.   Voting Rights.

                (a) General. Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below.

                (b)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series A Preferred Units prior to the exchange into Series A Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series A Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii) or at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series A Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series A Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series A Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A
        Preferred Stock when they have the voting rights set forth in
        Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred
        Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series A Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock and Series A Preferred Units outstanding at such time and not previously surrendered in exchange for Series A Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series A Preferred Units are then convertible (collectively, the "Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series A Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares,
(ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series A Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series A Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series A Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Stock and no vote of the Series A Voting Securities shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Voting Securities shall be required in such case.

        Section 7. No Conversion Rights. The holders of the Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Stock.

        Section 9. No Preemptive Rights. No holder of the Series A Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 850,000 SHARES OF

              8.75% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

            Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

            FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (as amended, the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on August 23, 1999 has classified 850,000 shares of the authorized but unissued Preferred Stock par value $.0l per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 850,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Charter.

            SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.75% Series B Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.75% Series B Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article First of these Articles of

Amendment) and authorizing the issuance of up to 850,000 shares of 8.75% Series B Cumulative Redeemable Preferred Stock.

            THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles First and Second of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1. Designation and Number. A series of Preferred Stock, designated the "8.75% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock") is hereby established. The number of shares of Series B Preferred Stock shall be 850,000.

        Section 2. Rank. The Series B Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series B Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series B Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series B Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series B Preferred Stock prior to conversion. The Series B Preferred Stock is expressly designated as ranking on a parity with the Series A Preferred Stock.

        Section 3.   Distributions.

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series B Preferred Stock as to payment of distributions, holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 8.75% of the $100.00 liquidation preference per share of Series B Preferred Stock (the "Distribution Rate"). Notwithstanding anything herein to the contrary, the Distribution Rate shall be equal to the Coupon Rate (as defined in Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P.) in effect at the time of issuance of the Series C Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly in arrears, on or before March 1, June 1, September 1 and December 1 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Series B Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed based on the ratio basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series B Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Stock will be made to the holders of record of the Series B Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Series B Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series B Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series B Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by that certain Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership dated as of September 3, 1999 (as amended, the "Partnership Agreement")) validly exchanged into such share of Series B Preferred Stock in accordance with the provisions of such Partnership Agreement.

                     The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Distributions Cumulative. Distributions on the Series B Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Series B Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series B Preferred Stock Distribution Payment Date to holders of record of the Series B Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (c)  Priority as to Distributions.

                     (i) So long as any Series B Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Series B Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless in each case, all distributions accumulated on all Series B Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series B Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series B Preferred Stock as to distributions, and (iii) purchases by the Corporation of such Series B Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Stock, all distributions authorized and declared on the Series B Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

                (d) No Further Rights. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.   Liquidation Preference.

                (a) Payment of Liquidation Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common

Stock or any other class or series of shares of the Corporation that ranks junior to the Series B Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100.00 per share of Series B Preferred Stock, and
(ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series B Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.   Optional Redemption.

                (a) Right of Optional Redemption. The Series B Preferred Stock may not be redeemed prior to September 3, 2004. On or after such date, the Corporation shall have the right to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100.00 per share of Series B Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)  Limitation on Redemption.

                     (i) The redemption price of the Series B Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                     (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series B Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series B Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series B Preferred Stock to be redeemed, (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred

        Stock. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series B Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed funds sufficient to pay the applicable redemption price' plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series B Preferred Stock upon surrender of the certificate evidencing the Series B Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series B Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Stock, evidencing the unredeemed Series B Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series B Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series B Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series B Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.   Voting Rights.

                (a) General. Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.

                (b)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series B Preferred Units prior to the exchange into Series B Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Series B Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series B Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii), and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series B Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series B Preferred Stock, a special meeting of the holders of Series B Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Series B Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Series B Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the terms and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Series B Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series B Preferred Stock or Series C Preferred Unit remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock and Series B Preferred Units outstanding at the time (together, if applicable, voting as a single class) (collectively, the "Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares,
(ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates purchasing preferred stock of the same series on the same terms as non-affiliates), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of

Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series B Preferred Stock remains outstanding (or remains exchangeable for Series B Preferred Units) with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series B Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series B Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Stock and no vote of the Series B Preferred Stock shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either
(a) junior to the Series B Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series B Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates purchasing preferred stock of the same series on the same terms as non-affiliates), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Voting Securities shall be required in such case.

        Section 7. No Conversion Rights. The holders of the Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

        Section 9. No Preemptive Rights. No holder of the Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 750,000 SHARES OF

               9.0% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

              Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (as amended, the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on August 23, 1999 has classified 750,000 shares of the authorized but unissued Preferred Stock par value $.0l per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 750,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Charter.

         SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "9.0% Series C Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 9.0% Series C Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article First of these Articles of

Amendment) and authorizing the issuance of up to 750,000 shares of 9.0% Series C Cumulative Redeemable Preferred Stock.

         THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles First and Second of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1. Designation and Number. A series of Preferred Stock, designated the "9.0% Series C Cumulative Redeemable Preferred Stock" (the "Series C Preferred Stock") is hereby established. The number of shares of Series C Preferred Stock shall be 750,000.

        Section 2. Rank. The Series C Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series C Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series C Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series C Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series C Preferred Stock prior to conversion. The Series C Preferred Stock is expressly designated as ranking on a parity with the Series A Preferred Stock and the Series B Preferred Stock.

        Section 3.   Distributions.

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series C Preferred Stock as to payment of distributions, holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 9.0% of the $100.00 liquidation preference per share of Series C Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash when, as and if declared by the Board of Directors of the Corporation
(A) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Series C Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series C Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Stock will be made to the holders of record of the Series C Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Series C Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series C Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series C Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by that certain Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership dated as of September 3, 1999 (as amended, the "Partnership Agreement")) validly exchanged into such share of Series C Preferred Stock in accordance with the provisions of such Partnership Agreement.

         The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Distributions Cumulative. Distributions on the Series C Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series C Preferred Stock will accumulate as of the Series C Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series C Preferred Stock Distribution Payment Date to holders of record of the Series C Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (c)  Priority as to Distributions.

                     (i) So long as any Series C Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Parity Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless in each case, all distributions accumulated on all Series C Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series C Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series C Preferred Stock as to distributions, and
        (iii) purchases by the Corporation of such Series C Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Stock, all distributions authorized and declared on the Series C Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series C Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series C Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (d) No Further Rights. Holders of Series C Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.   Liquidation Preference.

                (a) Payment of Liquidation Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series C Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100.00 per share of Series C Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series C Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series C Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.   Optional Redemption.

                (a) Right of Optional Redemption. The Series C Preferred Stock may not be redeemed prior to September 3, 2004. On or after such date, the Corporation shall have the right to redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100.00 per share of Series C Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)  Limitation on Redemption.

                     (i) The redemption price of the Series C Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                     (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series C Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series C Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series C Preferred Stock to be redeemed, (iv) the place or places where such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series C Preferred Stock. If fewer than all of the shares of Series C Preferred

        Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series C Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series C Preferred Stock upon surrender of the certificate evidencing the Series C Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series C Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Stock, evidencing the unredeemed Series C Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series C Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series C Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series C Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.   Voting Rights.

                (a) General. Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below.

                (b)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series C Preferred Units prior to the exchange into Series C Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Series C Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series C Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's
        Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii), and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series C Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series C Preferred Stock, a special meeting of the holders of Series C Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively.
        The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series C Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Series C Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series C Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series C Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Series C Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the terms and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Series C Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time (i) authorize, designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series C Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) authorize, designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, hether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series C Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series C Preferred Stock, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Stock and no vote of the Series C Preferred Stock shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series C Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series C Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series C Preferred Stock shall be required in such case.

        Section 7. No Conversion Rights. The holders of the Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.

        Section 9. No Preemptive Rights. No holder of the Series C Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 500,000 SHARES OF

              9.125% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value


              Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on August 23, 1999 and resolutions duly adopted by a committee of the Board of Directors on September 29, 1999 has classified 500,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 500,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

         SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the ?9.125% Series D Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 9.125% Series D Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of

Amendment) and authorizing the issuance of up to 500,000 shares of 9.125% Series D Cumulative Redeemable Preferred Stock.

         THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1. Designation and Number. A series of Preferred Stock, designated the "9.125% Series D Cumulative Redeemable Preferred Stock" (the "Series D Preferred Stock") is hereby established. The number of shares of Series D Preferred Stock shall be 500,000.

        Section 2. Rank. The Series D Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series D Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series D Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series D Preferred Stock and includes the Series A Cumulative Redeemable Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series 1 Cumulative Convertible Redeemable Preferred Stock and the Series 2 Cumulative Convertible Redeemable Preferred Stock of the Corporation. The term "equity securities" does not include debt securities, which will rank senior to the Series D Preferred Stock prior to conversion.

        Section 3.   Distributions.

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series D Preferred Stock as to payment of distributions, holders of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 9.125% of the $100.00 liquidation preference per share of Series D Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual umber of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series D Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Stock will be made to the holders of record of the Series D Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series D Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series D Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999 and that certain Third Amendment to Third Amended and Restated Agreement of Limited Partnership dated as of September 29, 1999 (as amended the Partnership Agreement")) validly exchanged into such share of Series D Preferred Stock in accordance with the provisions of such Partnership Agreement.

                The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Limitation on Distributions. No distribution on the Series D Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c) Distributions Cumulative. Distributions on the Series D Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series D Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series D Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (d)  Priority as to Distributions.

                     (i) So long as any Series D Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series D Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series D Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting
Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) purchases by the Corporation of such Series D Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series D Preferred Stock, all distributions authorized and declared on the Series D Preferred
        Stock and all classes or series of outstanding Parity Preferred
        Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series D Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series D Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

                (e) No Further Rights. Holders of Series D Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.   Liquidation Preference.

                (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series D Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series D Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100 per share of Series D Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series D Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series D Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series D Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series D Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.   Optional Redemption.

                (a) Right of Optional Redemption. The Series D Preferred Stock may not be redeemed prior to September 29, 2004. On or after such date, the Corporation shall have the right to redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100 per share of Series D Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                (b)  Limitation on Redemption.

                     (i) The redemption price of the Series D Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                     (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series D Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series D Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred

        Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series D Preferred Stock to be redeemed, (iv) the place or places where such shares of Series D Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series D Preferred Stock to be redeemed will cease to accumulate on such redemption date and
        (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series D Preferred Stock. If fewer than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series D Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series D Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series D Preferred Stock upon surrender of the certificate evidencing the Series D Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series D Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Stock, evidencing the unredeemed Series D Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series D Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series D Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series D Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series D Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.   Voting Rights.

                (a) General. Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below.

                (b)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series D Preferred Units prior to the exchange into Series D Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series D Preferred Stock, voting together as a single class with the holders of each class or series of Parity Securities (as defined below), will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series D Preferred Stock and each such class or series of Parity Securities have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series D Preferred Stock, a special meeting of the holders of Series D Preferred Stock and all the series of Parity Preferred Stock which are (i) on parity with the Series D Preferred Stock both as to distributions and rights upon liquidation, dissolution and winding up, (ii) with respect to Parity Preferred Stock outstanding as a result of an acquisition of another corporation, on parity with the Series D Preferred Stock as to distributions only or with respect to distributions and rights upon liquidation, dissolution or winding up or
        (iii) on parity with the Series D Preferred Stock as to distributions, but junior as to rights upon liquidation, dissolution and winding up, but if any such Parity Preferred Stock referred to in this clause (iii) was issued for an amount less than its liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price, in lieu of one vote for each $25.00 of liquidation preference, and upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series D Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series D Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series D Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series D Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in

        Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series D Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Stock and the Series D Preferred Units outstanding at such time and not previously surrendered in exchange for Series D Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series D Preferred Units are then convertible (collectively, the "Series D Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series D Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty,
Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation?s Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series D Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series D Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series D Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series D Preferred Stock and no vote of the Series D Voting Securities shall be required in such case; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series D Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or
(b) on a parity with the Series D Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series D Preferred Stock shall be required in such case.

        Section 7. No Conversion Rights. The holders of the Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series D Preferred Stock.

        Section 9. No Preemptive Rights. No holder of the Series D Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 700,000 SHARES OF

              8.75% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

         Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

         ARTICLE 1: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (as amended, the "Charter") and
Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on May 25, 2000 has classified 700,000 shares of the authorized but unissued Preferred Stock par value $.0l per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 700,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Charter.

         ARTICLE II: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.75% Series E Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.75% Series E Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article 0 of these Articles of Amendment) and authorizing the issuance of up to 700,000 shares of 8.75% Series E Cumulative Redeemable Preferred Stock.

         ARTICLE III: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles 0 and 0 of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1. Designation and Number. A series of Preferred Stock, designated the "8.75% Series E Cumulative Redeemable Preferred Stock" (the "Series E Preferred Stock") is hereby established. The number of shares of Series E Preferred Stock shall be 700,000.

        Section 2. Rank. The Series E Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series E Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series E Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series E Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series E Preferred Stock prior to conversion. The Series E Preferred Stock is expressly designated as ranking on a parity with the Series 1 Cumulative Convertible Redeemable Preferred Stock, the Series 2 Cumulative Convertible Redeemable Preferred Stock, Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

        Section 3.   Distributions

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series E Preferred Stock as to payment of distributions, holders of Series E Preferred Stock shall be entitled to receive, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.75% of the $100.00 liquidation preference per share of Series E Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash when, as and if declared by the Board of Directors of the Corporation (A) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Series E Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series E Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series E Preferred Stock will be made to the holders of record of the Series E Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Series E Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series E Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series E Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by that certain Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership dated as of May 25, 2000 (as amended, the "Partnership Agreement")) validly exchanged into such share of Series E Preferred Stock in accordance with the provisions of such Partnership Agreement.

         The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Distributions Cumulative. Distributions on the Series E Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series E Preferred Stock will accumulate as of the Series E Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series E Preferred Stock Distribution Payment Date to holders of record of the Series E Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (c)  Priority as to Distributions.

                     (i) So long as any Series E Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Parity Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series E Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless in each case, all distributions accumulated on all Series E Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series E Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series E Preferred Stock as to distributions, and
        (iii) purchases by the Corporation of such Series E Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series E Preferred Stock, all distributions authorized and declared on the Series E Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series E Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series E Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (d) No Further Rights. Holders of Series E Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.   Liquidation Preference.

                (a) Payment of Liquidation Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series E Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series E Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100.00 per share of Series E Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series E Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series E Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series E Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series E Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.   Optional Redemption.

                (a) Right of Optional Redemption. The Series E Preferred Stock may not be redeemed prior to May 25, 2005. On or after such date, the Corporation shall have the right to redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100.00 per share of Series E Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b)  Limitation on Redemption.

                     (i) The redemption price of the Series E Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                     (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series E Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series E Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series E Preferred Stock to be redeemed, (iv) the place or places where such shares of Series E Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series E Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series E Preferred Stock. If fewer than all of the shares of Series E Preferred

        Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series E Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series E Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series E Preferred Stock upon surrender of the certificate evidencing the Series E Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series E Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series E Preferred Stock, evidencing the unredeemed Series E Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series E Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series E Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series E Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series E Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series E Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.   Voting Rights.

                (a) General. Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

                (b)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series E Preferred Units prior to the exchange into Series E Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Series E Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series E Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's
        Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(i), and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series E Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series E Preferred Stock, a special meeting of the holders of Series E Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series E Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Series E Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series E Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series E Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Series E Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the terms and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series E Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Series E Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series E Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Stock outstanding at the time (i) authorize, designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series E Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares,

(ii) authorize, designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series E Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series E Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series E Preferred Stock, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series E Preferred Stock and no vote of the Series E Preferred Stock shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series E Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series E Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series E Preferred Stock shall be required in such case.

        Section 7. No Conversion Rights. The holders of the Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series E Preferred Stock.

        Section 9. No Preemptive Rights. No holder of the Series E Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 240,000 SHARES OF

              8.75% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

         Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on May 15, 2000 and resolutions duly adopted by the Pricing Committee, a committee of the Board of Directors, on September 8, 2000 has classified 240,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 240,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

         SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.75% Series F Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.75% Series F Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of

Amendment) and authorizing the issuance of up to 240,000 shares of 8.75% Series F Cumulative Redeemable Preferred Stock.

         THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

        Section 1. Designation and Number. A series of Preferred Stock, designated the "8.75% Series F Cumulative Redeemable Preferred Stock" (the "Series F Preferred Stock") is hereby established. The number of shares of Series F Preferred Stock shall be 240,000.

        Section 2. Rank. The Series F Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series F Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series F Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series F Preferred Stock and includes the Series A Cumulative Redeemable Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series D Cumulative Redeemable Preferred Stock, the Series E Cumulative Redeemable Preferred Stock, the Series 1 Cumulative Convertible Redeemable Preferred Stock and the Series 2 Cumulative Convertible Redeemable Preferred Stock of the Corporation. The term "equity securities" does not include debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

        Section 3.   Distributions.

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series F Preferred Stock as to payment of distributions, holders of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 8.75% of the $100.00 liquidation preference per share of Series F Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series F Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series F Preferred Stock will be made to the holders of record of the Series F Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date "). Notwithstanding anything to the contrary set forth herein, each share of Series F Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series F Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, that certain Third Amendment to Third Amended and Restated Agreement of Limited Partnership dated as of September 29, 1999, Amendment No. 4 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, undated, Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 7, 2000, and that certain Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 8, 2000 (as amended the "Partnership Agreement")) validly exchanged into such share of Series F Preferred Stock in accordance with the provisions of such Partnership Agreement.

                The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Limitation on Distributions. No distribution on the Series F Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock (as defined in the Charter) of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c) Distributions Cumulative. Distributions on the Series F Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series F Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series F Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (d)  Priority as to Distributions.

                     (i) So long as any Series F Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series F Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series F Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series F Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock,
        (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) purchases by the Corporation of such Series F Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to
        Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series F Preferred Stock, all distributions authorized and declared on the Series F Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series F Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series F Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (e) No Further Rights. Holders of Series F Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

        Section 4.   Liquidation Preference.

                (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series F Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series F Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100 per share of Series F Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series F Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series F Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series F Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series F Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        Section 5.   Optional Redemption.

                (a) Right of Optional Redemption. The Series F Preferred Stock may not be redeemed prior to September 8, 2005. On or after such date, the Corporation shall have the right to redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100 per share of Series F Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                (b)  Limitation on Redemption.

                     (i) The redemption price of the Series F Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                     (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series F Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series F Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series F Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series F Preferred Stock to be redeemed, (iv) the place or places where such shares of Series F Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series F Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series F Preferred Stock. If fewer than all of the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series F Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series F Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series F Preferred Stock upon surrender of the certificate evidencing the Series F Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series F Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series F Preferred Stock, evidencing the unredeemed Series F Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series F Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series F Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series F Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series F Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series F Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

        Section 6.   Voting Rights.

                (a) General. Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below.

                (b)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series F Preferred Units prior to the exchange into Series F Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series F Preferred Stock, voting together as a single class with the holders of each class or series of Parity Securities (as defined below), will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series F Preferred Stock and each such class or series of Parity Securities have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series F Preferred Stock, a special meeting of the holders of Series F Preferred Stock and all the series of Parity Preferred Stock which are (i) on parity with the Series F Preferred Stock both as to distributions and rights upon liquidation, dissolution and winding up, (ii) with respect to Parity Preferred Stock outstanding as a result of an acquisition of another corporation, on parity with the Series F Preferred Stock as to distributions only or with respect to distributions and rights upon liquidation, dissolution or winding up or (iii) on parity with the Series F Preferred Stock as to distributions, but junior as to rights upon liquidation, dissolution and winding up, but if any such Parity Preferred Stock referred to in this clause (iii) was issued for an amount less than its liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price, in lieu of one vote for each $25.00 of liquidation preference, and upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series F Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series F Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series F Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series F Preferred

        Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series F Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series F Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Stock and the Series F Preferred Units outstanding at such time and not previously surrendered in exchange for Series F Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series F Preferred Units are then convertible (collectively, the "Series F Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), or
(iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or
(B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series F Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series F Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series F Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series F Preferred Stock and no vote of the Series F Voting Securities shall be required in such case; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of

Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series F Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series F Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series F Preferred Stock shall be required in such case.

        Section 7. No Conversion Rights. The holders of the Series F Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

        Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series F Preferred Stock.

        Section 9. No Preemptive Rights. No holder of the Series F Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

                           REGENCY REALTY CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION
                 (Changing Name to Regency Centers Corporation)


        This corporation was incorporated on July 8, 1993 effective July 9,
1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, an amendment to Section 1.1 of the Articles of Incorporation, as restated on November 4, 1996, was approved by the Board of Directors at a meeting held on November 1, 2000 and adopted by the written consent dated January 15, 2001 of shareholders owning a majority of the corporation's outstanding voting stock. The only voting group entitled to vote on the adoption of the amendment consists of the holders of the corporation's common stock and Series 2 Preferred Stock, voting together as a single class. The number of votes cast by such voting group was sufficient for approval by that voting group. Section 1.1 of the Restated Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

                "Section 1.1 Name. The name of the corporation is Regency Centers Corporation (the "Corporation")."

        This amendment shall be effective February 12, 2001.

        IN WITNESS WHEREOF, the undersigned Senior Vice President of this corporation has executed these Articles of Amendment this 9th day of February, 2001.



                                        /s/ J. Christian Leavitt
                                        ----------------------------------------
                                        J. Christian Leavitt, Senior Vice
                                                President

                           REGENCY CENTERS CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION


        This corporation was incorporated on July 8, 1993 effective July 9,
1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1003,
607.1004 and 607.1006, Florida Business Corporation Act, the following amendments to the Articles of Incorporation, as restated on November 4, 1996, were approved by the Board of Directors at a meeting held on January 30, 2001 and adopted at a meeting of shareholders on May 1, 2001. The only voting group entitled to vote on the adoption of the amendment consists of the holders of the corporation's common stock and Series 2 Preferred Stock, voting together as a single class. The number of votes cast by such voting group was sufficient for approval by that voting group. The Restated Articles of Incorporation of the corporation are hereby amended as follows:

                Section 5.1(i)  "Non-U.S. Person" is hereby deleted.

                Section 5.14 Certain Transfers to Non-U.S. Persons Void is hereby deleted in its entirety.

        IN WITNESS WHEREOF, the undersigned Senior Vice President of this corporation has executed these Articles of Amendment this 7th day of May, 2001.



                                        /s/ J. Christian Leavitt
                                        ----------------------------------------
                                        J. Christian Leavitt, Senior Vice
                                                President

                           REGENCY CENTERS CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION
           Deleting Authorization for Class B Non-Voting Common Stock
         and Series 1 Cumulative Convertible Redeemable Preferred Stock



        Pursuant to Section 607.1002 of the Florida Business Corporation Act ("FBCA"), Regency Centers Corporation, a Florida corporation (the
"Corporation"), does hereby certify that:

        FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Restated Articles of Incorporation of the Corporation, as amended, and Section 607.0602 of the FBCA, the Board of Directors of the Corporation by resolutions duly adopted on September 23, 1998 classified 542,532 shares of the authorized but unissued Preferred Stock as a separate class designated as Series 1 Preferred Stock and set the preferences, rights, terms and conditions of the class of Series 1 Preferred Stock, including the requirement that all shares of Series 1 Preferred Stock that have been issued and reacquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

        SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, and Section 607.0602 of the FBCA, the Board of Directors of the Corporation by resolutions duly adopted on October 23, 1995 and December 14, 1995 classified 2,500,000 shares of the authorized but unissued Special Common Stock as a separate class designated as Class B Non-Voting Convertible Common Stock and set the rights, terms and conditions of the Class B Non-Voting Convertible Common Stock, including the requirement that all shares of Class B Non-Voting Convertible Common Stock that have been converted, redeemed or otherwise reacquired by the Corporation shall be restored to the status of authorized but unissued shares of Non-Voting Common Stock of the Corporation, without designation.

        THIRD: All 542,532 previously issued shares of Series 1 Preferred
Stock have been converted , pursuant to their terms, to Series 2 Preferred Stock and, accordingly have been retired and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

        FOURTH: All 2,500,000 previously issued shares of Class B Non-Voting Convertible Common Stock have been converted, pursuant to their terms, to Common Stock and, accordingly have been retired and restored to the status of authorized but unissued shares of Non-Voting Common Stock of the Corporation, without designation.

        FIFTH: this Amendment is being filed for the purpose of deleting the authority to issue Series 1 Preferred Stock and Class B Non-Voting Convertible Common Stock.

        This Amendment was approved by the Board of Directors by resolutions adopted September 23, 1998 as to the Series 1 Preferred Stock and by resolutions adopted October 23, 1995 and December 14, 1995 as to the Class B Non-Voting Convertible Common Stock. Shareholder approval was not required.

        IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation has executed these Articles of Amendment this 30th day of October, 2001.

                                        REGENCY CENTERS CORPORATION



                                        By:      /s/ Kathy D. Miller
                                           -------------------------------------
                                              Kathy D. Miller, Vice President

                    AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY CENTERS CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 300,000 SHARES OF

              7.45% SERIES 3 CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value


         Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Centers Corporation, a Florida corporation (the
"Corporation"), does hereby certify that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on March 21, 2003 and resolutions duly adopted on March 27, 2003 by a committee appointed by the Board of Directors, has classified 300,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate series of Preferred Stock, authorized the issuance of a maximum of 300,000 shares of such series of Preferred Stock, set certain of the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such series of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such series of Preferred Stock determining the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such series of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

         SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid series of Preferred Stock as the "7.45% Series 3 Cumulative Redeemable Preferred Stock," setting the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 7.45% Series 3 Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 300,000 shares of 7.45% Series 3 Cumulative Redeemable Preferred Stock.

         THIRD: The series of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment shall have the following designation, number of shares, preferences, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

         Section 1. Designation and Number. A series of Preferred Stock, designated the "7.45% Series 3 Cumulative Redeemable Preferred Stock" (the "Series 3 Preferred Stock") is hereby established. The number of shares of Series 3 Preferred Stock shall be 300,000.

         Section 2. Rank. The Series 3 Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series 3 Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series 3 Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share shall be different from those of the Series 3 Preferred Stock and includes the Series A Cumulative Redeemable Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series D Cumulative Redeemable Preferred Stock, the Series E Cumulative Redeemable Preferred Stock and the Series F Cumulative Convertible Redeemable Preferred Stock of the Corporation. The term "equity securities" does not include debt securities, which will rank senior to the Series 3 Preferred Stock prior to conversion.

         Section 3.  Distributions.

                (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series 3 Preferred Stock as to payment of distributions, holders of Series 3 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 7.45% of the $250 liquidation preference per share of Series 3 Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash

(A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2003 and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series 3 Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series 3 Preferred Stock will be made to the holders of record of the Series 3 Preferred Stock on the first day of the month in which the Preferred Stock Distribution Payment Date occurs, or on such other record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date ").

                The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

                (b) Limitation on Distributions. No distribution on the Series 3 Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

                (c) Distributions Cumulative. Distributions on the Series 3 Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series 3 Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series 3 Preferred Stock on the record date fixed by the Board of

Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                (d)  Priority as to Distributions.

                     (i) So long as any Series 3 Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series 3 Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series 3 Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series 3 Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, (iii) purchases by the Corporation of such Series 3 Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to
         Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust, (iv) purchases or other acquisitions of Junior Stock for purposes of any employee or director incentive or benefit plan of the Corporation or any subsidiary, and (v) purchases or acquisitions of shares of Series 3 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 3 Preferred Stock.

                     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series 3 Preferred Stock, all distributions authorized and declared on the Series 3 Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series 3 Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series 3 Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

                (e) No Further Rights. Holders of Series 3 Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

         Section 4.  Liquidation Preference.

                (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series 3 Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series 3 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series 3 Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $250 per share of Series 3 Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series 3 Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series 3 Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series 3 Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series 3 Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series 3 Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series 3 Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

         Section 5.  Optional Redemption.

                (a) Right of Optional Redemption. The Series 3 Preferred Stock may not be redeemed prior to April 3, 2008. On or after such date, the Corporation shall have the right to redeem the Series 3 Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $250 per share of Series 3 Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series 3 Preferred Stock are to be redeemed, the shares of Series 3 Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

                (b) Limitation on Redemption. The Corporation may not redeem fewer than all of the outstanding shares of Series 3 Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series 3 Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series 3 Preferred Stock pursuant to a purchase or exchange offer that is made on the same terms to all holders of Series 3 Preferred Stock.

                (c)  Procedures for Redemption.

                     (i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series 3 Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series 3 Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series 3 Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series 3 Preferred Stock to be redeemed, (iv) the place or places where such shares of Series 3 Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series 3 Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series 3 Preferred Stock. If fewer than all of the shares of Series 3 Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series 3 Preferred Stock held by such holder to be redeemed.

                     (ii) If the Corporation gives a notice of redemption in respect of Series 3 Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series 3 Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series 3 Preferred Stock upon surrender of the certificates evidencing the Series 3 Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series 3 Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series 3 Preferred Stock, evidencing the unredeemed Series 3 Preferred Stock, without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series 3 Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series 3 Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such
         date fixed for redemption.   If payment of the redemption price or any
         accumulated or unpaid distributions in respect of the Series 3 Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series 3 Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                (d) Status of Redeemed Stock. Any Series 3 Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

         Section 6.  Voting Rights.

                (a) General. Holders of the Series 3 Preferred Stock will not have any voting rights, except as set forth below or as required by the FBCA.

                (b) Voting Power. For purposes of this Section 6, "Parity Voting Securities" means the Series 3 Preferred Stock and all classes or series of Preferred Stock which are (i) on parity with the Series 3 Preferred Stock as to distributions and/or rights upon liquidation, dissolution or winding up, (ii) upon which like voting rights have been conferred and are exercisable as to the matter in question to be submitted to a vote, and (iii) which would be affected in the same or substantially similar way by such matter. When Parity Voting Securities are entitled to vote on a matter, they shall vote together as a single class without regard to series, and each holder of record of Parity Voting Securities shall be entitled to one vote for each $25.00 liquidation preference (excluding amounts in respect of accumulated and unpaid distributions), except that if any Parity Voting Securities were issued for an amount less than their liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price in lieu of one vote for each $25.00 of liquidation preference.

                (c)  Right to Elect Directors.

                     (i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods, whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of Series 3 Preferred Stock, voting together as a single class with the holders of each other class or series of Parity Voting Securities, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(c)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series 3 Preferred Stock and each such class or series of Parity Voting Securities have been paid in full.

                     (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series 3 Preferred Stock, a special meeting of the holders of record of Parity Voting Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. At any annual or special meeting at which Parity Voting Securities are entitled to vote, all of the holders of the Parity Voting Securities, by a plurality of the votes, and not cumulatively, will be entitled to elect two directors. The holders of the Parity Voting Securities representing the lesser of one-third of the total voting power of the Parity Voting Securities then outstanding, present in person or by proxy or the quorum required for a vote of the holders of Common Stock, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of record of the Series 3 Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Voting Securities representing a majority of the voting power of the Parity Voting Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series 3 Preferred Stock that would have been entitled to vote at such meeting.

                     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series 3 Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series 3 Preferred Stock shall be divested of the voting rights set forth in Section 6(c) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Voting Securities, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the voting power of the Parity Voting Securities. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series 3 Preferred Stock (voting separately as a single class with all other classes or series of Parity Voting Securities). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                (d) Certain Voting Rights. In addition to any other vote required by the FBCA, so long as any Series 3 Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of record of at least two-thirds of the voting power entitled to be cast by the holders of Series 3 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as a single class:

                     (i) amend the Charter to designate or create, or increase the authorized amount of, any class or series of shares ranking senior to the Series 3 Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up ("Senior Shares") or reclassify any authorized shares of the Corporation into any Senior Shares; provided that no such vote shall be required if:

                           (x) at or prior to the time any such event is to take
                place, provision is made for the redemption of all shares of Series 3 Preferred Stock, so long as no portion of the redemption price will be paid from the proceeds from the sale of such Senior Shares; or

                           (y) the holders of Series 3 Preferred Stock have
                previously voted pursuant to this Section 6(d) to grant authority to the Board of Directors to create Senior Shares pursuant to Section 607.0602 of the FBCA.

                     (ii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 3 Preferred Stock; provided, however, that:

                           (x) with respect to the occurrence of a merger,
                consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series 3 Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series 3 Preferred Stock other preferred stock having substantially the same terms and same rights as the Series 3 Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series 3 Preferred Stock and no vote of the Series 3 Preferred Stock shall be required in such case;

                           (y) any increase in the amount of authorized
                Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series 3 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series 3 Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers for purposes of this Section 6(d)(ii)(y); and

                           (z) if any event in Section 6(d)(ii) would
                materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series 3 Preferred Stock that are not enjoyed by some or all of the other classes or series of Parity Voting Securities, the affirmative vote of the holders of record of two-thirds of the voting power entitled to be cast by the holders of all series similarly affected shall be required in lieu of the affirmative vote of the holders of two-thirds of the voting power entitled to be cast by the holders of the Parity Voting Securities.

In addition, so long as any Series 3 Preferred Stock remains outstanding, the Corporation shall not amend the Charter to increase the number of shares of authorized Preferred Stock (unless such shares are junior to the Series 3 Preferred Stock as to distributions and liquidation, dissolution or winding-up) without the affirmative vote of the holders of record of at least a majority of the voting power entitled to be cast by the holders of Series 3 Preferred Stock and the holders of other Parity Voting Securities upon which like voting rights have been conferred and are exercisable, voting separately as single class, but no such vote shall be required for the Board to designate and issue shares of authorized Preferred Stock pursuant to Section 607.0602 of the FBCA.

         Section 7. No Conversion Rights. The holders of the Series 3 Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

         Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series 3 Preferred Stock.

         Section 9. No Preemptive Rights. No holder of the Series 3 Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

         FOURTH: The Series 3 Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.

         FIFTH: These Articles of Amendment have been approved by the Board of Directors in the manner and by the vote required by law.

         SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by Bruce M. Johnson, its Managing Director and Executive Vice President, this ____ day of April, 2003.


                                        REGENCY CENTERS CORPORATION



                                        By:    /s/ Bruce M. Johnson
                                           -------------------------------------
                                        Name:  Bruce M. Johnson
                                        Title: Managing Director and Executive
                                               Vice President

                           REGENCY CENTERS CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION
       Deleting Authorization for Series Cumulative Convertible Redeemable Preferred Stock: Reducing the Number of Shares Designated as 9.0% Series C
  Cumulative Redeemable Preferred Stock; and Reducing the Number of Shares of
              8.75% Series E Cumulative Redeemable Preferred Stock


            Pursuant to Section 607.1002 of the Florida Business Corporation Act ("FBCA"), Regency Centers Corporation, a Florida corporation (the
"Corporation"), does hereby certify that:

            FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Restated Articles of Incorporation of the Corporation, as amended, and Section 607.0602 of the FBCA, the Board of Directors of the Corporation by resolutions duly adopted on September 23, 1998 classified 1,502,532 shares of the authorized but unissued Preferred Stock as a separate class designated as Series 2 Preferred Stock and set the preferences, rights, terms and conditions of the class of Series 2 Preferred Stock, including the requirement that all shares of Series 2 Preferred Stock that have been issued and reacquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

            SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, and Section 607.0602 of the FBCA, the Board of Directors of the Corporation by resolutions duly adopted on August 23, 1999 classified 750,000 shares of the authorized but unissued Preferred Stock as a separate series designated as 9.0% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") and set the rights, terms and conditions of the Series C Preferred Stock, including the requirement that all shares of Series C Preferred Stock that have been redeemed or otherwise reacquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

            THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, and Section 607.0602 of the FBCA, the Board of Directors of the Corporation by resolutions duly adopted on May 25, 2000 classified 700,000 shares of the authorized but unissued Preferred Stock as a separate series designated as 8.75% Series E Cumulative Redeemable Preferred Stock (the "Series E Preferred Stock") and set the rights, terms and conditions of the Series E Preferred Stock, including the requirement that all shares of Series E Preferred Stock that have been redeemed or otherwise reacquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

            FOURTH: All 1,502,532 previously issued shares of Series 2 Preferred Stock have been converted , pursuant to their terms, to Common Stock and, accordingly have been retired and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

            FIFTH: Of the 750,000 previously issued shares of Series C Preferred Stock, 350,000 shares have been redeemed pursuant to their terms and, accordingly, have been retired and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

            SIXTH: Of the 700,000 previously issued shares of Series E Preferred Stock, 400,000 shares have been redeemed pursuant to their terms and, accordingly, have been retired and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation.

            SEVENTH: this Amendment is being filed for the purposes of (i) deleting the authority to issue Series 2 Preferred Stock, (ii) reducing the number of shares designated as Class C Preferred Stock to 400,000 shares, and
(iii) reducing the number of shares designated as Class E Preferred Stock to 300,000 shares.

            These amendments were approved by the Board of Directors by resolutions adopted March 21, 2003. These amendments do not adversely affect the rights or preferences of the holders of outstanding shares of any class or series. Accordingly, shareholder approval was not required.

            IN WITNESS WHEREOF, the undersigned Senior Vice President of the Corporation has executed these Articles of Amendment this 27th day of June, 2003.

                                        REGENCY CENTERS CORPORATION



                                       By:  /s/ J. Christian Leavitt
                                          --------------------------------------
                                          J. Christian Leavitt, Senior Vice
                                          President









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